As filed with the Securities and Exchange Commission on June 4, 2003
                                                      Registration No.333-70369
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-11
                                       TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)

              Maryland                                    36-4173047
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                        77 West Wacker Drive, Suite 3900
                             Chicago, Illinois 60601
                                 (312) 917-1300
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                James F. Hoffman
                            Executive Vice President,
                          General Counsel and Secretary
                            Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                             Chicago, Illinois 60601
                                 (312) 917-1300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                          Copies of communications to:

                              Wayne D. Boberg, Esq.
                              Brian T. Black, Esq.
                                Winston & Strawn
                              35 West Wacker Drive
                             Chicago, Illinois 60601
                                 (312) 558-5600
                          -----------------------------

      Approximate date of commencement of proposed sale to the public: Not applicable.
                         ------------------------------

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

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

                          DEREGISTRATION OF SECURITIES

     By this Post-Effective Amendment No. 1 on Form S-11 to the Registration Statement on Form S-3 (Registration No. 333-70369) (the "Registration Statement"), Prime Group Realty Trust, a Maryland real estate investment trust, hereby deregisters all of the securities of Prime Group Realty Trust covered by the Registration Statement (the "Securities"). Prime Group Realty Trust is deregistering the Securities because it is no longer eligible for the use of Form S-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 4th day of June, 2003.

                                           PRIME GROUP REALTY TRUST

                                           /s/ LOUIS G. CONFORTI
                                           ---------------------

                                       By
                                           Louis G. Conforti
                                           Co-President and Chief
                                           Financial Officer



      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen J. Nardi and James F. Hoffman and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed below on June 4, 2003 by the following persons in the capacities indicated.


      Signature                       Title
      ---------                       -----

     /s/ DOUGLAS CROCKER II           Trustee
--------------------------------
        Douglas Crocker II


     /s/ RAYMOND H. D'ARDENNE         Trustee
--------------------------------
         Raymond H. D'Ardenne


     /s/ JACQUE M. DUCHARME           Trustee
--------------------------------
         Jacque M. Ducharme


     /s/ DANIEL A. LUPIANI            Trustee
--------------------------------
         Daniel A. Lupiani


     /s/ STEPHEN J. NARDI             Chairman of the Board
--------------------------------      (principal executive officer)
         Stephen J. Nardi


     /s/ CHRISTOPHER J. NASSETTA      Trustee
--------------------------------
         Christopher J. Nassetta


     /s/ LOUIS G. CONFORTI            Co-President and Chief
--------------------------------      Financial Officer
         Louis G. Conforti


     /s/ ROY P. RENDINO               Senior Vice President - Finance and
--------------------------------      Chief Accounting Officer
         Roy P. Rendino